Exhibit T3A.144

AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP

OF

PARKWAY PLACE LIMITED PARTNERSHIP

Pursuant to the provisions of Section 10-9A-20 of the Alabama Uniform Limited Partnership Act, the undersigned hereby submit the following Amended and Restated Certificate of Limited Partnership:

WHEREAS, the initial certificate of limited partnership for Parkway Place Limited Partnership (the “Partnership”) was filed on November 30, 1998 in the Montgomery County Judge of Probate;

WHEREAS, by Assignment dated December 9, 1998, CBL & Associates Limited Partnership, the initial limited partner of the Partnership with a 99% interest therein, assigned a portion of its interests as a limited partner to Colonial Realty Limited Partnership (“Colonial”) such that Colonial became a 50% limited partner of the Partnership, and immediately thereafter a portion of the limited partner interests thus received by Colonial were converted to interests as a general partner of the Partnership such that Colonial then became a 1% general partner of the Partnership and a 49% limited partner of the Partnership.

In light of these revisions to the structure of the Partnership, the partners do hereby amend and restate the Certificate of Limited Partnership for the Partnership to read as follows:

1.    The name of the partnership is: Parkway Place Limited Partnership.

2.    The Partnership will engage in activities relating to the acquisition, development, construction, management, leasing, subleasing, sale, ownership and operation of commercial real properties either alone or in partnership with others and the conduct of any other business in connection therewith deemed necessary, advisable, or proper by the general partners.

3.     The street address of the office and the name and street address of the agent for service of process is:

The Corporation Company

60 Commerce Street

Montgomery, Alabama 36104

4.    The name and mailing address of the General Partners are:

Parkway Place, Inc.

Suite 300, One Park Place

6148 Lee Highway

Chattanooga, Tennessee 37421

Colonial Realty Limited Partnership

2101 Sixth Avenue North

Suite 750

Birmingham, Alabama 35203

5.    The name and mailing address of the Limited Partners are:

CBL & Associates Limited Partnership

Suite 300, One Park Place

6148 Lee Highway

Chattanooga, Tennessee 37421

Colonial Realty Limited Partnership

2101 Sixth Avenue North

Suite 750

Birmingham, Alabama 35203

6.    (a) The General Partners of the Partnership have contributed to the Partnership the following:

Name of Partner	Cash Contribution	Contribution of Property or Services
Parkway Place, Inc.	$10.00	None
Colonial Realty Limited Partnership	$10.00	None

(b) The Limited Partners of the Partnership have contributed to the Partnership the following:

Name of Partner	Cash Contribution	Contribution of Property or Services
CBL & Associates Limited Partnership	$490.00	None
Colonial Realty Limited Partnership	$490.00	None

7.    No time has been agreed upon by the Partners of the Partnership for the return to the Partners of their contributions to the capital of the Partnership prior to the termination of the Partnership.

8.    The Partners of the Partnership shall receive the following proportionate shares of the profits and losses of the Partnership by reason of their contribution to the capital of the Partnership:

Parkway Place, Inc.	1%
Colonial Realty Limited Partnership	1%
CBL & Associates Limited Partnership	49%
Colonial Realty Limited Partnership	49%

9.    Any rights of the Partners to sell, transfer or assign their interests in the Partnership shall be as set forth in the Agreement of Limited Partnership.

10.    The Partnership Agreement contains no provision concerning the rights of the partners to admit additional limited partners.

11.    The Partnership Agreement contains no provision giving any Limited Partner(s) priority over the other Limited Partner(s) as to contributions or as to compensation by way of income.

12.    The Partnership Agreement contains no provision giving any Limited Partner the right to demand and receive property other than cash in return for such Limited Partner’s contribution.

IN WITNESS WHEREOF, the undersigned hereby execute this Amended and Restated Certificate of Limited Partnership effective this 9th day of December, 1998.

GENERAL PARTNERS:

COLONIAL REALTY LIMITED PARTNERSHIP By Colonial Properties Holding Company, Inc., its general partner

By:
Title:	EVP

PARKWAY PLACE, INC.

By:
Title:	Sr. Vice-President

LIMITED PARTNERS:

COLONIAL REALTY LIMITED PARTNERSHIP By Colonial Properties Holding Company, Inc., its general partner

By:
Title:	EVP

CBL & ASSOCIATES LIMITED PARTNERSHIP By CBL Holdings I, Inc., its general partner

By:
Title:	Sr. Vice-President

STATE OF TENNESSEE

COUNTY OF HAMILTON

I, Nancy Jill Price, a Notary Public in and for said County, in said State, hereby certify that MICHAEL LEBOVITZ, whose name as SR. VICE PRESIDENT of Parkway Place, Inc., an Alabama corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of the corporation.

GIVEN under my hand and official seal of office on this 10TH day of December, 1998.

/s/ NANCY JILL PRICE
Notary Public

My Commission Expires:    5/18/99

STATE OF TENNESSEE

COUNTY OF HAMILTON

I, Nancy Jill Price, a Notary Public in and for said County, in said State, hereby certify that MICHAEL LEBOVITZ, whose name as SR. VICE PRESIDENT of CBL Holdings I, Inc., a Delaware corporation, the sole General Partner of CBL & Associates Limited Partnership, a Delaware limited partnership, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of the corporation acting in its capacity as the sole General Partner of the limited partnership.

GIVEN under my hand and official seal of office on this 10TH day of December, 1998.

/s/ NANCY JILL PRICE
Notary Public

My Commission Expires:    5/18/99

STATE OF Alabama

COUNTY OF Jefferson

I, Mimi Wallace Notary Public hereby certify that John N. Hughes, whose name as Executive Vice President of Colonial Properties Holding Company, Inc., an Alabama corporation, the sole General Partner of Colonial Realty Limited Partnership, a Delaware limited partnership, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of the corporation acting in its capacity as the sole General Partner of the limited partnership.

GIVEN under my hand and official seal of office on this 9th day of December, 1998.

/s/ Mimi Wallace
Notary Public

My Commission Expires: 7/28/02